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                  American Century Capital Portfolios, Inc.
                  Exhibit 77P
                  For the six months ending 09/30/2008

Fund              Issuer                               Ticker             Principal Amount (US$)   Amount Purchased (US$)

MIDVALUE          American Water Works Company, Inc.   AWK                        $ 1,247,000,000  $   1,717,678.00
NTMIDVAL          American Water Works Company, Inc.   AWK                        $ 1,247,000,000  $     249,959.00
VPMIDVAL          American Water Works Company, Inc.   AWK                        $ 1,247,000,000  $   2,282,547.50
EQINCOME          Legg Mason Inc. 7.00% 6/30/2011      LM.PP                      $ 1,000,000,000  $   7,534,500.00
EQINCOME          AIG 8.5% 8/1/2011 Convertible Equity AIGPRA                     $ 5,400,000,000  $   3,750,000.00
LGCOMVAL          American Int'l Group Inc.            AIG                        $ 6,499,999,978  $   3,464,422.00
NTLRGVAL          American Int'l Group Inc.            AIG                        $ 6,499,999,978  $     133,494.00
VALUE             American Int'l Group Inc.            AIG                                    $ -  $   1,061,758.00
SMCAPVAL          Genco Shipping & Trading Limited     GNK                          $ 282,069,125  $   2,085,462.51
SMCAPVAL          Bristow Group Inc.                   BRS                          $ 192,167,000  $   2,812,200.00
EQUITY INCOME     Boston Properties Convertible Bond   10112RAM6                    $ 643,500,000  $   2,970,000.00
MIDVALUE          Tyson Foods Inc.                     TSN                          $ 255,000,000  $     777,456.75
NTMIDVAL          Tyson Foods Inc.                     TSN                          $ 255,000,000  $     120,793.50
EQUITY INCOME     Tyson Foods Convertible Bond 3.25%   902494AP8                    $ 450,000,000  $   1,000,000.00
SMCAPVAL          Healthcare Realty Trust Inc.         HR                           $ 178,500,000  $     255,000.00

Fund              Issuer                               Ticker                  Trade Date         Price        Underwriter

MIDVALUE          American Water Works Company, Inc.   AWK                      4/22/2008         $21.5000       CITI
NTMIDVAL          American Water Works Company, Inc.   AWK                      4/22/2008         $21.5000       CITI
VPMIDVAL          American Water Works Company, Inc.   AWK                      4/22/2008         $21.5000       CITI
EQINCOME          Legg Mason Inc. 7.00% 6/30/2011      LM.PP                    5/6/2008          $50.0000       MERR
EQINCOME          AIG 8.5% 8/1/2011 Convertible Equity AIGPRA                   5/12/2008         $75.0000       JPMS
LGCOMVAL          American Int'l Group Inc.            AIG                      5/12/2008         $38.0000       JPMS
NTLRGVAL          American Int'l Group Inc.            AIG                      5/12/2008         $38.0000       JPMS
VALUE             American Int'l Group Inc.            AIG                      5/12/2008         $38.0000       JPMS
SMCAPVAL          Genco Shipping & Trading Limited     GNK                      5/21/2008         $75.4700       MSCO
SMCAPVAL          Bristow Group Inc.                   BRS                      6/11/2008         $46.8700       CSFB
EQUITY INCOME     Boston Properties Convertible Bond   10112RAM6                8/14/2008         $99.0000       JPMS
MIDVALUE          Tyson Foods Inc.                     TSN                      9/9/2008          $12.7500       MERR
NTMIDVAL          Tyson Foods Inc.                     TSN                      9/9/2008          $12.7500       MERR
EQUITY INCOME     Tyson Foods Convertible Bond 3.25%   902494AP8                9/9/2008          $100.0000      MERR
SMCAPVAL          Healthcare Realty Trust Inc.         HR                       9/23/2008         $25.5000       WCHV

Fund              Issuer                               Ticker              Underwriting Spread   Currency        Underwriting Spread

MIDVALUE          American Water Works Company, Inc.   AWK                          3.000%          USD                     $0.645
NTMIDVAL          American Water Works Company, Inc.   AWK                          3.000%          USD                     $0.645
VPMIDVAL          American Water Works Company, Inc.   AWK                          3.000%          USD                     $0.645
EQINCOME          Legg Mason Inc. 7.00% 6/30/2011      LM.PP                        3.000%          USD                     $1.500
EQINCOME          AIG 8.5% 8/1/2011 Convertible Equity AIGPRA                       1.750%          USD                     $1.313
LGCOMVAL          American Int'l Group Inc.            AIG                          1.750%          USD                     $0.665
NTLRGVAL          American Int'l Group Inc.            AIG                          1.750%          USD                     $0.665
VALUE             American Int'l Group Inc.            AIG                          1.750%          USD                     $0.665
SMCAPVAL          Genco Shipping & Trading Limited     GNK                          4.000%          USD                     $3.019
SMCAPVAL          Bristow Group Inc.                   BRS                          4.500%          USD                     $2.109
EQUITY INCOME     Boston Properties Convertible Bond   10112RAM6                    1.000%          USD                     $0.990
MIDVALUE          Tyson Foods Inc.                     TSN                          4.250%          USD                     $0.542
NTMIDVAL          Tyson Foods Inc.                     TSN                          4.250%          USD                     $0.542
EQUITY INCOME     Tyson Foods Convertible Bond 3.25%   902494AP8                    2.500%          USD                     $2.500
SMCAPVAL          Healthcare Realty Trust Inc.         HR                           4.300%          USD                     $1.097

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